Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-105236) pertaining to the CME Group Inc. Amended and Restated Omnibus Stock Plan,
(2) Registration Statement (Form S-8 No. 333-159932) pertaining to the CME Group Inc. Amended and Restated Omnibus Stock Plan and the 2005 Director Stock Plan,
(3) Registration Statement (Form S-8 No. 333-104804; Form S-8 No. 333-115656) pertaining to the Agreement between Chicago Mercantile Exchange Holdings Inc. and James J. McNulty,
(4) Registration Statement (Form (S-8 No. 333-124497) pertaining to the Employee Stock Purchase Plan and the 2005 Director Stock Plan,
(5) Registration Statement (Form S-8 No. 333-144543) pertaining to CBOT Holdings, Inc.’s 2005 Long-Term Equity Incentive Plan,
(6) Registration Statement (Form S-8 No. 333-153462) and Post-Effective Amendment No. 2 to Registration Statement on Form S-4 (Form S-8 No. 333-151577) pertaining to the NYMEX Holdings, Inc.’s 2006 Omnibus Long-Term Incentive Plan,
(7) Registration Statement (Form S-8 No. 333-182741 pertaining to the Employee Stock Purchase Plan,
(8) Registration Statement (Form S-3ASR No. 333-132554) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants,
(9) Registration Statement (Form S-3ASR No. 333-163473) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants,
(10) Registration Statement (Form S-3ASR No. 333-185311) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.
(11) Registration Statement (Form S-3ASR No. 333-208334) Shelf Registration Statement for the offering of debt securities, Class A Common Stock, Preferred Stock and Warrants.
of our reports dated February 26, 2016 with respect to the consolidated financial statements and schedules of CME Group Inc., and the effectiveness of internal control over financial reporting of CME Group Inc., incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP
Chicago, Illinois
February 26, 2016